BY-LAWS
                                 OF
                        BIG TIME ACQUISITION, INC.

                         A Delaware Corporation
                         As of August 17, 2010


ARTICLE I
Meetings of Stockholders

Section 1.1 Time and Place. Any meeting of the stockholders may be held at such time and such place, either within or without the State of Delaware, as shall be designated from time to time by resolution of the board of directors or as shall be stated in a duly authorized notice of the meeting.

Section 1.2 Annual Meeting. The annual meeting of the stockholders shall be held on the date and at the time fixed, from time to time, by the board of directors. The annual meetingshall be for the purpose of electing a board of directors and transacting such other businessas may properly be brought before the meeting.

Section 1.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may becalled by the president and shall be called by the president or secretary if requested inwriting by the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

Section 1.4 Notices. Written notice stating the place, date and hour of the meeting and, incase of a special meeting, the purpose or purposes for which the meeting is called, shall begiven not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by statute or the articles of incorporation, either personally, by mail or by aform of electronic transmission consented to by the stockholder, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be givenwhen deposited in the official government mail of the United States or any other country,postage prepaid, addressed to the stockholder at his address as it appears on the stock records of the Corporation. If given personally or otherwise than by mail, such notice shall bedeemed to be given when either handed to the stockholder or delivered to the stockholder's address as it appears on the records of the Corporation.

Section 1.5 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting, or at any adjournment of a meeting, of stockholders; or entitled to receive payment of any dividend or other distribution or allotment of any rights; or entitled to exercise any rights in respect of any change, conversion, orexchange of stock; or for the purpose of any other lawful action; the board of directors may fix, in advance, a record date, which record date shall not precede the date upon which theresolution fixing the record date is adopted by the board of directors. The record date for determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof shall not be more than sixty nor less than ten days before the date of such meeting. The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for any other action shall not be more than sixty days prior to such action.

 If no record date is fixed,

 (i) the record date for determining stockholders entitled to notice of or to vote at any meeting shall be at the close of business on the day next preceding the day on which notice is given or,if notice is waived by all stockholders, at the close of business on the day next preceding the day on which the meeting is held;

(ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is required, shall be the first date on which a signed written consent setting forth the action taken or to be taken is delivered to the Corporation and, when prior action by the board of directors is required, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such other purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 1.6 Voting List. If the Corporation shall have more than five (5) shareholders, the secretary shall prepare and make, at least ten days before every meeting of stockholders,a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the Corporation's principal offices. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 1.7 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation. If, however, such a quorum shall not be present at any meeting of stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any businessmay be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.8 Voting and Proxies. At every meeting of the stockholders, each stockholder shall be entitled to one vote, in person or by proxy, for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after six months from its date unless the proxy provides for a longer period, which may not exceed seven years. When a specified item of business is required to be voted on by a class or series of stock, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present at a properly held meeting of the shareholders, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the subject matter under consideration, shall be the act of the shareholders, unless the vote of a greater number or voting by classes (i) is required by the articles of incorporation, or (ii) has been provided for in an agreement among all shareholders entered into pursuant to and enforceable under Section 218 of the General Corporation Law.

Section 1.9 Waiver. Attendance of a stockholder of the Corporation, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice.

Section 1.10 Stockholder Action Without a Meeting. Except as may otherwise be provided by any applicable provision of Section 228 of the General Corporation Law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.


ARTICLE II

Directors

Section 2.1 Number. The number of directors shall be one or more, as fixed from time to time by resolution of the board of directors; provided, however, that the number of directors shall not be reduced so as to shorten the tenure of any director at the time in office.

Section 2.2 Elections. Except as provided in Section 2.3 of this Article II, the board of directors shall be elected at the annual meeting of the stockholders or at a special meeting called for that purpose. Each director shall hold such office until his successoris elected and qualified or until his earlier resignation or removal.

Section 2.3 Vacancies. Any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director. Such newly elected director shall hold such office until his successor is elected and qualified or until his earlier resignation or removal.

Section 2.4 Meetings. The board of directors may, by resolution, establish a place and time for regular meetings which may be held without call or notice.

Section 2.5 Notice of Special Meetings. Special meetings may be called by the chairman, the president or any member of the board of directors. Notice of special meetings shall be given to each member of the board of directors: (i) by mail by the secretary, the chairman or the members of the board calling the meeting by depositing the same in the official government mail of the United States or any other country, postage prepaid, at least seven days before the meeting, addressed to the director at the last address he has furnished to the Corporation for this purpose, and any notice so mailed shall be deemed to have been given at the time when mailed; or (ii) in person, by telephone or by electronic transmission addressed as stated above at least forty-eight hours before the meeting, and such notice shall be deemed to have been given when such personal or telephone conversation occurs or at the time when such electronic transmission is delivered to such address.

Section 2.6 Quorum. At all meetings of the board, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically required by statute, the articles of incorporation or these bylaws. If less than a quorum is present, the director or directors present may adjourn the meeting from time to time without further notice. Voting by proxy is not permitted at meetings of the board of directors.

Section 2.7 Waiver. Attendance of a director at a meeting of the board of directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

Section 2.8 Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors and filed with the minutes of proceedings of the board of directors. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein.

Section 2.9 Attendance by Telephone. Members of the board of directors may participate in a meeting of such board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

ARTICLE III
Officers

Section 3.1 Election. The Corporation shall have such officers, with such titles and duties,as the board of directors may determine by resolution, which must include a chairman of the board, a president, a secretary and a treasurer and may include one or more vice presidents and one or more assistants to such officers. The officers shall in any event have such titles and duties as shall enable the Corporation to sign instruments and stock certificates complying with Section 6.1 of these bylaws, and one of the officers shall have the duty to record the proceedings of the stockholders and the directors in a book to be kept for that purpose.The officers shall be elected by the board of directors; provided, however, that the chairman may appoint one or more assistant secretaries and assistant treasurers and such other subordinate officers as he deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are prescribed in the bylaws or as may be determined from time to time by the board of directors or the chairman. Any two or more offices may be held by the same person.

Section 3.2 Removal and Resignation. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any officer appointed by the chairman may be removed at any time by the board of directors or the chairman. Any officer may resign at any time by giving written notice of his resignation to the chairman or to the secretary,and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides. Any vacancy occurring in any office of chairman of the board, president, vice president, secretary or treasurer shall be filled by the board of directors. Any vacancy occurring in any other office may be filled by the chairman.

Section 3.3 Chairman of the Board. The chairman of the board shall preside at all meetings of shareholders and of the board of directors, and shall have the powers and perform the duties usually pertaining to such office, and shall have such other powers and perform such other duties as may be from time to time prescribed by the board of directors.

Section 3.4 President. The president shall be the chief executive officer of the Corporation, and shall have general and active management of the business and affairs of the Corporation, under the direction of the board of directors. Unless the board of directors has appointed another presiding officer, the president shall preside at all meetings of the shareholders.

Section 3.5 Vice President. The vice president or, if there is more than one, the vice presidents in the order determined by the board of directors or, in lieu of such determination, in the order determined by the president, shall be the officer or officers next in seniority after the president. Each vice president shall also perform such duties and exercise such powers as are appropriate and such as are prescribed by the board of directors or, in lieu of or in addition to such prescription, such as are prescribed by the president from time to time. Upon the death, absence or disability of the president, the vice president or, if there is more than one, the vice presidents in the order determined by the board of directors or, in lieu of such determination, in the order determined by the president, or, in lieu of such determination, in the order determined by the chairman, shall be the officer or officers next in seniority after the president, in the order determined by the board of directors and shall perform the duties and exercise the powers of the president.

Section 3.6 Assistant Vice President. The assistant vice president, if any, or, if there is more than one, the assistant vice presidents shall, under the supervision of the president or a vice president, perform such duties and have such powers as are prescribed by the board of directors, the president or a vice president from time to time.

Section 3.7 Secretary. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, keep the minutes of such meetings, have charge of the corporate seal and stock records, be responsible for the maintenance of all corporate files and records and the preparation and filing of reports to governmental agencies (other than tax returns), have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, attest it by his signature), and perform such other duties and have such other powers as are appropriate and such as are prescribed by the board of directors or the president from time to time.

Section 3.8 Assistant Secretary. The assistant secretary, if any, or, if there is more than one, the assistant secretaries in the order determined by the board of directors or, in lieu of such determination, by the president or the secretary shall, in the absence or disability of the secretary or in case such duties are specifically delegated to him by the board of directors, the chairman, or the secretary, perform the duties and exercise the powers of the secretary and shall, under the supervision of the secretary, perform such other duties and have such other powers as are prescribed by the board of directors, the chairman, or the secretary from time to time.

Section 3.9 Treasurer. The treasurer shall have control of the funds and the care and custody of all the stocks, bonds and other securities of the Corporation and shall be responsible for the preparation and filing of tax returns. He shall receive all moneys paid to the Corporation and shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in its name and on its behalf, and give full discharge for the same. He shall also have charge of the disbursement of the funds of the Corporation and shall keep full and accurate records of the receipts and disbursements.
He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the board of directors and shall perform such other duties and have such other powers as are appropriate and such as are prescribed by the board of directors or the president from time to time.

Section 3.10 Assistant Treasurer. The assistant treasurer, if any, or, if there is more than one, the assistant treasurers in the order determined by the board of directors or, in lieu of such determination, by the chairman or the treasurer shall, in the absence or disability of the treasurer or in case such duties are specifically delegated to him by the board of directors, the chairman or the treasurer, perform the duties and exercise the powers of the treasurer and shall, under the supervision of the treasurer, perform such other duties and have such other powers as are prescribed by the board of directors, the president or the treasurer from time to time.

Section 3.11 Compensation. Officers shall receive such compensation, if any, for their services as may be authorized or ratified by the board of directors. Election or appointment as an officer shall not of itself create a right to compensation for services performed as such officer.

ARTICLE IV

Committees

Section 4.1 Designation of Committees. The board of directors may establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Corporation, and if the board of directors so determines, one or more persons who are not directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

Section 4.2 Committee Powers and Authority. The board of directors may provide, by resolution or by amendment to these bylaws, for an Executive Committee to consist of one or more directors of the Corporation (but no persons who are not directors of the Corporation) that may exercise all the power and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that an Executive Committee may not exercise the power or authority of the board of directors in reference to amending the articles of incorporation (except that an Executive Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors, pursuant to Article 5 of the articles of incorporation, fix the designations and any of the preferences or rights of shares of preferred stock relating to dividends, redemption, dissolution, any distribution of property or assets of the Corporation, or the conversion into, or the exchange of shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these bylaws; and, unless the resolution expressly so provides, no an Executive Committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 4.3 Committee Procedures. To the extent the board of directors or the committee does not establish other procedures for the committee, each committee shall be governed by the procedures established in Section 2.4 (except as they relate to an annual meeting of the board of directors) and Sections 2.5, 2.6, 2.7, 2.8 and 2.9 of these bylaws, as if the committee were the board of directors.

ARTICLE V

Indemnification

Section 5.1 Expenses for Actions Other Than By or In the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made aparty to any threatened, pending or completed action, suit or proceeding, whether civil,criminal, administrative or investigative (other than an action by or in the right of theCorporation) by reasonof the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employeeor agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys'fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and ina manner he reasonably believed to be in or not opposed to the best interests of theCorporation and, with respect to any criminal action or proceeding, had no reasonablecause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent,shall not, of itself, create a presumption that the person did not act in good faith and in amanner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Section 5.2   Expenses for Actions By or In the Right of the Corporation.
The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to anythreatened, pending or completed action or suit by or in the right of the Corporation to procurea judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership,joint venture, trust, association or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of suchaction or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to beliable to the Corporation unless and only to the extent that the court in which such action or suitwas brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 5.3 Successful Defense. To the extent that any person referred to in the precedingtwo sections of this Article V has been successful on the merits or otherwise in defense ofany action, suit or proceeding referred to in such sections, or in defense of any claim issue,or matter therein, he shall be indemnified against expenses (including attorneys' fees)actually and reasonably incurred by him in connection therewith.

Section 5.4 Determination to Indemnify. Any indemnification under the first two sections of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in thespecific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (i) by the stockholders,
(ii) by the board of directors by majorityvote of a quorum consisting of directors who were not parties to such action, suit or proceeding,or
(iii) if such quorum is not obtainable or, if a quorum of disinterested directors so directs, byindependent legal counsel in a written opinion.

Section 5.5 Expense Advances. Expenses incurred by an officer or director in defending anycivil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalfof the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this
Article V.

Section 5.6 Provisions Nonexclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this
Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement ofexpenses may be entitled under the articles of incorporation or under any other bylaw,agreement, insurance policy, vote of stockholders or disinterested directors, statute or otherwise, both as toaction in his official capacity and as to action in another capacity whileholding such office.

Section 5.7 Insurance. By action of the board of directors, notwithstanding any interest of thedirectors in the action, the Corporation shall have power to purchase and maintain insurance, in such amounts as the board of directors deems appropriate, on behalf of any person who isor was a director or officer of the Corporation, or is or was serving at the request of theCorporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he is indemnified against such liability or expense under the provisions of this Article V and whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article V or Section 145 of the General Corporation Law or by any other applicable law.

Section 5.8 Surviving Corporation. The board of directors may provide by resolution that references to "the Corporation" in this Article V shall include, in addition to this Corporation, all constituent corporations absorbed in a merger with this Corporation so that any person who was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, employee or agent of another corporation, partnership, joint venture, trust, association or other entity shall stand in thesame position under the provisions of this Article V with respect to this Corporation as he would if he had served this Corporation in the same capacity or is or was so serving such other entity at the request of this Corporation, as the case may be.

Section 5.9 Inurement. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 5.10 Employees and Agents. To the same extent as it may do for a director or officer, the Corporation may indemnify and advance expenses to a person who is not and was not a director or officer of the Corporation but who is or was an employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise.

ARTICLE VI

Stock

Section 6.1 Certificates. Every holder of stock in the Corporation represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the President or chairman of the board of directors, or a vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 6.2 Facsimile Signatures. Where a certificate of stock is countersigned (i) by a transfer agent other than the Corporation or its employee or (ii) by a registrar other than theCorporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any such certificate shall cease to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 6.3 Transfer of Stock. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed or accompanied by a proper instrument of assignment, except as may otherwise be expressly provided by the laws of the State of Delaware or by order by a court of competent jurisdiction. The officers or transfer agents of the Corporation may, in their discretion, require a signature guaranty before making any transfer.

Section 6.4 Lost Certificates. The board of directors may direct that a new certificate of stock be issued in place of any certificate issued by the Corporation that is alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance of a new certificate, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII
Seal

The board of directors may, but are not required to, adopt and provide a common seal or stamp which, when adopted, shall constitute the corporate seal of the Corporation. The sealmay be used by causing it or a facsimile thereof to be impressed or affixed or manually reproduced.

ARTICLE VIII
Fiscal Year

The board of directors, by resolution, may adopt a fiscal year for the Corporation.

ARTICLE IX
Amendment

These by-laws may at any time and from time to time be amended, altered or repealed exclusively by the board of directors, as provided in the articles of incorporation.